GreenSky, Inc. Announces Closing of $75 Million Incremental Term Loan

ATLANTA--(BUSINESS WIRE)--June 10, 2020-- GreenSky, Inc. ("GreenSky" or the "Company") (NASDAQ: GSKY), a leading financial technology company Powering Commerce at the Point of Sale®, today announced the closing of a $75 million incremental Term Loan B facility, the proceeds of which will be used for general corporate purposes and to enhance the Company’s overall liquidity position. The incremental term loan, priced at Libor plus 450 basis points, with a 1% Libor floor, will have the same security, maturity, principal amortization, prepayment, and covenant terms as the existing term loan under the Company's Term Loan B Credit Facility. The Term Loan B Credit Facility matures on March 29, 2025.

"Despite dislocation in the credit markets as a result of the COVID-19 pandemic’s unpredictable near and longer-term impact upon the US economy, I am very pleased that GreenSky has closed on this incremental syndicated debt placement in such efficient fashion, with institutional holders of the Company’s existing Term Loan B debt subscribing for the vast majority of this incremental tranche," said David Zalik, GreenSky Chairman and CEO.

JP Morgan Chase Bank, N.A., acted as sole lead arranger and bookrunner for this transaction.

GreenSky, Inc.

GreenSky, Inc. (NASDAQ: GSKY) is a leading technology company Powering Commerce at the Point of Sale® for a growing ecosystem of merchants, consumers and banks. Our highly scalable, proprietary technology platform enables nearly 18,000 active merchants to offer frictionless promotional payment options to consumers, driving increased sales volume and accelerated cash flow. Banks leverage GreenSky’s technology to provide loans to super-prime and prime consumers nationwide. Since our inception, over 3 million consumers have financed nearly $24 billion of commerce using our paperless, real time "apply and buy" technology. GreenSky is headquartered in Atlanta, Georgia. For more information, visit https://www.greensky.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company's current views with respect to, among other things, its operations; its financial performance; and the impact of COVID-19. You generally can identify these statements by the use of words such as "outlook," "potential," "continue," "may," "seek," "approximately," "predict," "believe," "expect," "plan," "intend," "estimate" or "anticipate" and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as "will," "should," "would," "likely" and "could." These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in GreenSky's filings with the Securities and Exchange Commission and include, but are not limited to, risks related to the extent and duration of the COVID-19 pandemic and its impact on the Company, its bank partners and merchants, GreenSky program borrowers, loan demand (including, in particular, for elective healthcare procedures), the capital markets (including the Company's ability to obtain additional funding or close New Institutional Financings) and the economy in general; the Company's ability to retain existing, and attract new, merchants and bank partners or other funding partners, including the risk that one or more bank partners do not renew their funding commitments or reduce existing commitments; its future financial performance, including trends in revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; its ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in its products and services; and the Company's ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, GreenSky disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts:

Investors
Gerald R. Benjamin
404.380.1093
investors@greensky.com

Media
Julia Sahin, Edelman
212.738.6131
media@greensky.com